Exhibit 99.1

July 11, 2017	Analyst Contact:	Meredith Bartlett Megan Webb 918-947-7011
	Media Contact:	Jennifer Rector 918-947-7571

ONE Gas Second-quarter 2017 Conference Call and Webcast Scheduled

TULSA, Okla. - July 11, 2017 - ONE Gas, Inc. (NYSE: OGS) will release its second-quarter 2017 earnings after the market closes on Mon., July 31, 2017.

The ONE Gas executive management team will participate in a conference call the following day, Tues., Aug. 1, 2017, at 11 a.m. Eastern Daylight Time (10 a.m. Central Daylight Time).

The call also will be carried live on the ONE Gas website.

What:	ONE Gas second-quarter 2017 earnings conference call and webcast

When:	11 a.m. Eastern, Aug. 1, 2017
10 a.m. Central

Where:	1) Phone conference call dial 888-576-4380, pass code 4443156
2) Log on to the webcast at www.onegas.com

If you are unable to participate in the conference call or the webcast, the replay will be available on the ONE Gas website, www.onegas.com, for 30 days. A recording will be available by phone for seven days. The playback call may be accessed at 888-203-1112, pass code 4443156.

ONE Gas, Inc. (NYSE: OGS) is a 100-percent regulated natural gas utility, and trades on the New York Stock Exchange under the symbol OGS. ONE Gas is included in the S&P MidCap 400 Index, and is one of the largest natural gas utilities in the United States.

ONE Gas provides natural gas distribution services to more than 2 million customers in Oklahoma, Kansas and Texas.

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ONE Gas Second-quarter 2017 Conference Call and Webcast Scheduled

ONE Gas is headquartered in Tulsa, Okla., and its divisions include Oklahoma Natural Gas, the largest natural gas distributor in Oklahoma; Kansas Gas Service, the largest in Kansas, and Texas Gas Service, the third largest in Texas, in terms of customers.

Its largest natural gas distribution markets by customer count are Oklahoma City and Tulsa, Okla.; Kansas City, Wichita and Topeka, Kan.; and Austin and El Paso, Texas. ONE Gas serves residential, commercial, industrial, transportation and wholesale customers in all three states.

For more information, visit the website at http://www.ONEGas.com.

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